UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2009
Date of Report (Date of earliest event reported)

EPL INTERMEDIATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-115644	13-4092105
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3535 Harbor Blvd. Suite 100 Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

(714) 599-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective January 19, 2009, Joseph Stein’s position at EPL Intermediate, Inc. and its wholly owned subsidiary El Pollo Loco, Inc. (together, the “Company”) was changed from Senior Vice President and Chief Financial Officer to Senior Vice President of Strategy and Innovation.

(c) Effective January 19, 2009, Gary C. Campanaro was appointed Senior Vice President and Chief Financial Officer of the Company, to serve until further action of the Board of Directors.   Mr. Campanaro (48) is a Certified Public Accountant who served as Chief Financial Officer of Claim Jumper Restaurants Holdings Corp. from 2006 until joining the Company.  He served as Chief Financial Officer of The Keith Companies, Inc., a civil engineering firm, from 1998-2005, and he held executive positions at CB Richard Ellis, a real estate company, from 1992-1998, and at CKE Restaurants, Inc. from 1988-1992.

The Company is negotiating an employment agreement with Mr. Campanaro, the terms of which will be reported in an amendment to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

(b)	Exhibits
99.1	Press Release dated January 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC.

Date: January 23, 2009	By:	/s/ Jerry Lovejoy
Jerry Lovejoy,
Senior Vice President